Exhibit 10.29

RULES

of

THE MF GLOBAL LTD.

APPROVED SAVINGS-RELATED SHARE OPTION PLAN

A SUB-PLAN OF THE MF GLOBAL LTD. EMPLOYEE STOCK PURCHASE PLAN

Adopted by resolution of the Board on 8 July 2007 and approved by HM Revenue & Customs under Schedule 3 to the Income Tax (Earnings & Pensions) Act 2003 under reference number SRS100596 on [•] [•] 2007

Contents

Clause		Page
1	Definitions	2

2	Administration of the Plan	5

3	Invitations to apply for Options	6

4	Scaling down	7

5	Grant of Options	8

6	Limitations on grants	8

7	Exercise, lapse and exchange of options	9

8	Exercise Price	13

9	Procedure for Exercise of Options	13

10	Rights of Shares and listing	14

11	Variation of share capital	14

12	Amendments	15

13	General	15

MF GLOBAL LTD.

APPROVED SAVINGS-RELATED SHARE OPTION PLAN

A SUB-PLAN OF THE MF GLOBAL LTD EMPLOYEE STOCK PURCHASE PLAN

1	Definitions

1.1	In the Scheme unless the context otherwise requires the following expressions have the following meanings:

“Approval Date” means the date on which the Plan is approved by HM Revenue & Customs under Schedule 3;

“Board” means the board of directors of the Company, as constituted from time to time;

“Bonus Date” means for any Option the first date on which the Relevant Bonus is payable;

“Committee” means a committee designated by the Board, as described in Rule 2.1;

“Company” means MF Global Ltd, a Bermuda corporation;

“Continuous Service” has the meaning given to it by the Employment Rights Act 1996;

“Control” means a person (or persons acting in concert) holding direct or indirect control:

(a)	of the affairs of the relevant company;

(b)	over more than 50% of the total voting rights conferred by all the issued shares in the capital of the relevant company which are ordinary exercisable in general meeting; or

(c)	of the composition of the management board of the relevant company;

“Date of Grant” means, in relation to any Option, the date on which the Option is, was, or is to be granted;

“Eligible Employee” means:

(a)	any person who is an employee or Full-Time Director of any Participating Company who:

(i)	has been in Continuous Service for such period as may be specified by the Committee (subject to the limit set out in paragraph 6(2)(b) of Schedule 3) prior to the Date of Grant on any occasion; and

(ii)	is chargeable to tax in respect of that person’s office or employment under either sections 15 or 21 of ITEPA; and

(b)	any other employee or director of any Participating Company whom the Committee may in its absolute discretion and from time to time select

PROVIDED that no person shall be an Eligible Employee at any time when precluded from participating in the Plan by paragraph 11 of Schedule 3 (“no material interest” requirement);

“Exercise Price” means the price per Share payable on the exercise of an Option determined in accordance with Rule 8 or such other price as may result from an adjustment pursuant to Rule 7.4 or Rule 11;

“Five-Year Bonus” means the bonus payable on or after the fifth anniversary of the starting date of a Savings Contract;

“Full-Time Director” means a director of a Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks);

“Group” means the Company and its Subsidiaries from time to time;

“Invitation Period” means a period of 42 days commencing on the day following the occurrence of any of the following events:

(a)	the Approval Date or the date on which any amendment to the Plan takes effect in accordance with Rule 13; or

(b)	an announcement by the Company of its results for any period or the issue by the Company of any prospectus, listing particulars or other document containing equivalent information relating to Shares; or

(c)	1 January of each year;

(d)	a day on which an announcement is made of amendments to be made to the applicable tax legislation or a day on which any such amendments come into force; or

(e)	a determination by the Board that exceptional circumstances have arisen which justify the issue of invitations outside the usual invitation periods;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“ITTOIA” means the Income Tax (Trading and Other Income) Act 2005;

“Market Value” means, in relation to a Share, the fair market value of a Share, determined by the Committee as follows:

(a)	If Shares are traded on the New York Stock Exchange or other national securities exchange on the date in question, then the Market Value shall be equal to the closing price on such date;

(b)	If Shares are traded on the Nasdaq Global Market on the date in question, then the Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Global Market; or

(c)	If none of the foregoing provisions is applicable, then the Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a trading day, the Market Value of a Share for such date shall be determined by using the closing sale price or last-transaction price for the immediately preceding trading day. Whenever possible, the determination of Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

PROVIDED THAT such Market Value shall be agreed in advance with HM Revenue & Customs Shares and Assets Valuation unless Shares are traded on the New York Stock Exchange;

“Maximum Monthly Contribution” means, for the purposes of any particular invitation made pursuant to Rule 3, a monthly contribution of such amount, not exceeding the maximum specified by paragraph 25(3)(a) of Schedule 3 (currently £250), as may be determined by the Board;

“Minimum Monthly Contribution” means a Monthly Contribution of £10 or such lower amount specified by the Committee in respect of an invitation under Rule 3, provided such lower amount is no less than £5;

“Monthly Contribution” means the monthly contribution to be paid by the Participant under a related Savings Contract;

“Option” means a right to acquire Shares granted under the Plan;

“Participant” means any person to whom an Option is granted under the Plan;

“Participating Company” means (i) the Company and (ii) any other company of which the Company has Control (including, for the avoidance of doubt, any company which the Company is treated as having Control of by virtue of paragraph 46(2) of Schedule 3);

“Plan” means the MF Global Ltd. Approved Savings-Related Share Option Plan, being a sub-plan of the MF Global Ltd Employee Stock Purchase Plan, as amended from time to time;

“Relevant Bonus” means either the Three-Year Bonus or the Five-Year Bonus, as determined in accordance with Rule 3;

“Savings Contract” means a contract under a certified SAYE savings arrangement, within the meaning of section 703(1) of ITTOIA, and which has been approved by HM Revenue & Customs for the purposes of Schedule 3;

“Schedule 3” means Schedule 3 to ITEPA;

“Share” means, subject to Rule 7.4, a common share in the Company which satisfies the conditions specified in paragraphs 17 to 22 of Schedule 3;

“Specified Age” means 60 years of age;

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

“Subsisting Option” means an Option which has neither lapsed nor become unexercisable nor been exercised;

“Three-Year Bonus” means the bonus payable on or after the third anniversary of the starting date of a Savings Contract;

1.2	Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3	References to any statutory provision shall include any modification, amendment or re-enactment thereto.

1.4	References to Rules are, unless the context otherwise requires, to Rules of the Plan.

1.5	The headings to the Rules are for convenience only and have no legal effect.

2	Administration of the Plan

2.1	The Plan shall be administered by the Committee. The Committee shall consist of at least three members, which may consist of directors, officers or other employees of any Participating Company, designated by the Board to administer the Plan and to perform the functions set forth herein.

2.2	The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the

Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

2.3	The Company shall not be obliged to provide Eligible Employees or Participants (or their personal representatives) with copies of any notices, circulars or other documents sent to shareholders of the Company.

3	Invitations to apply for Options

3.1	During an Invitation Period, the Committee may, if in its absolute discretion it thinks fit, invite all Eligible Employees to apply for Options. Such invitations shall be made on identical terms to all Eligible Employees.

3.2	The Committee may, before invitations are issued on any occasion, determine a limit on the number of Shares which are to be available in respect of that issue of invitations.

3.3	Each invitation shall specify:

(a)	that Eligible Employees may elect to enter into:

(i)	a three-year Savings Contract only; or

(ii)	a five-year Savings Contract only;

(b)	the latest date during the Invitation Period by which applications must be received, being neither less than 14 days nor more than 21 days after the date of issue of the invitations unless otherwise agreed in advance with HM Revenue & Customs;

(c)	the Exercise Price at which Shares may be acquired on the exercise of any Option granted in response to an application;

(d)	the Maximum Monthly Contribution in respect of that invitation;

(e)	the Minimum Monthly Contribution;

(f)	that for the purpose of determining the number of Shares over which an Option is to be granted, the repayment under the related Savings Contract is to be taken as including the Three-Year Bonus, the Five-Year Bonus or no Bonus (as the case may be); and

(g)	the date on which the first Monthly Contribution will be made.

3.4	Each invitation shall be accompanied by a proposal form for a Savings Contract and an application form which shall provide for the applicant to state:

(a)	the Savings Contract which the applicant wishes to take out;

(b)	the Monthly Contribution (being not less than the Minimum Monthly Contribution) which the applicant wishes to make under the Savings Contract; and

(c)	that the applicant’s proposed Monthly Contribution, when added to any monthly savings contributions then being made by him under any other Savings Contract linked to an option granted under the Plan or any other plan approved under Schedule 3, will not exceed the maximum amount permitted under paragraph 25(3)(a) of Schedule 3;

and to authorise the Committee to enter on the Savings Contract proposal form a reduced Monthly Contribution as may be determined pursuant to Rule 4 below or as may be required to prevent the applicant from exceeding the maximum amount referred to in sub-paragraph (c) above.

3.5	Each application shall be deemed to be for an Option in respect of the largest whole number of Shares which can be bought at the Exercise Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.6	The application shall be made in writing, or electronically, in a form specified by the Committee.

4	Scaling down

4.1	To the extent that valid applications are received in excess of any maximum number of Shares which may be determined by the Committee pursuant to Rule 3.2 or the limit in Rule 6.1, the following steps shall be carried out successively to the extent necessary to eliminate the excess:

(a)	treating each election for the Three-Year Bonus or the Five-Year Bonus as elections for no Bonus; and then

(b)	reducing pro rata the proposed Monthly Contributions in excess of the Minimum Monthly Contributions; and then

(c)	reducing the proposed Monthly Contributions to the Minimum Monthly Contributions; and then

(d)	treating any election to make 60 Monthly Contributions under a Savings Contract as elections to make 36 Monthly Contributions; and then

(e)	selecting by lot.

4.2	Following the application of provisions in Rule 4.1, each application form shall be deemed to have been modified or withdrawn in accordance with the relevant provisions and the Board shall complete each Savings Contract proposal form to reflect any reduction in Monthly Contributions resulting therefrom.

4.3	If the Board so determine, the provisions set out in Rule 4.1 may be modified or applied in such manner as may be agreed in advance with HM Revenue & Customs.

5	Grant of Options

5.1	Not more than 30 days, or if Rule 4 applies 42 days, following the date on which a Market Value of a Share is determined for the purposes of the Plan, the Committee shall grant to each applicant who is an Eligible Employee, who has made and not withdrawn a valid application and who is not precluded from participation in the Plan by virtue of paragraph 11 of Schedule 3, an Option over the number of Shares for which the Eligible Employee has applied or is deemed to have applied.

5.2	As soon as practicable after Options have been granted the Committee shall issue a certificate in respect of each Option in such form, not inconsistent with the Rules, as the Committee may determine.

5.3	An Option shall be personal to the Participant and shall not be capable of being transferred, assigned or charged by him but, if he dies, may be exercised by his legal personal representatives as provided in Rule 7.

5.4	If a Participant does or suffers to be done any act or thing whereby he would or might be deprived of the legal or beneficial ownership of an Option, that Option shall lapse forthwith.

5.5	No payment is required for the grant of an Option.

6	Limitations on grants

6.1	No Option shall be granted on any day if such grant would result in the number of Shares issued or remaining issuable pursuant to Options granted under the Plan exceeding the number of Shares reserved for issuance under the MF Global Ltd Employee Stock Purchase Plan or such lesser number of Shares as may be provided by the Committee from time to time.

6.2	For the purposes of Rule 6.1 any option which has lapsed or been surrendered, renounced or cancelled without being exercised shall be disregarded.

6.3	No Option shall be granted to an Eligible Employee if the Monthly Contribution under the related Savings Contract, when added to the Monthly Contributions then being made by the Eligible Employee under any other Savings Contract, would exceed the maximum specified in paragraph 25(3)(a) of Schedule 3.

7	Exercise, lapse and exchange of options

7.1	Subject to Rule 7.3 below, an Option which has not been exercised and has not lapsed may be exercised from the earliest of the following:

(a)	the relevant Bonus Date, if on the date of exercise the Participant is a director or employee of a Participating Company;

(b)	the death of the Participant;

(c)	the Participant reaching the Specified Age;

(d)	the Participant ceasing to be an Eligible Employee by reason of injury, disability or redundancy (within the meaning of the Employment Rights Act 1996);

(e)	the retirement of the Participant on or after reaching the Specified Age;

(f)	the retirement of the Participant at least three years after the Date of Grant but prior to reaching the Specified Age;

(g)	the Participant ceasing to be an Eligible Employee by reason only that the office or employment by virtue of which he is eligible to participate in the Plan:

(i)	is in a company which ceases to be a Participating Company; or

(ii)	relates to a business or part of a business which is transferred to a person who is neither an associated company (within the meaning prescribed for such expression by paragraph 47 of Schedule 3) of the Company nor a company of which the Company has Control; or

(h)	where a general offer is made to acquire the whole of the issued ordinary share capital of the Company (other than ordinary shares which at the date of the offer are already held by the offeror) on a condition such that if it is satisfied the offeror will have Control of the Company, or where a general offer is made to acquire all the shares in the Company (other than ordinary shares which at the date of the offer are already held by the offeror) which are of the same class as the Shares, the date on which the offeror obtains Control of the Company and any condition subject to which the offer is made has been satisfied. An offeror shall be deemed to have obtained Control of the Company if the offeror and others acting in concert with the offeror together have obtained Control of the Company;

(i)	where the Company carries out a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies likely to affect or apply to Shares;

(j)	the date on which any person becomes bound or entitled to acquire all of the Shares in the Company; or

(k)	the date on which a resolution for the voluntary winding-up of the Company is passed.

7.2	Subject to Rule 7.4, an Option shall lapse automatically on the earliest of the following events:

(a)	except where the Participant has died, the expiry of six months following the relevant Bonus Date;

(b)	where the Participant has died before the Bonus Date, the first anniversary of the Participant’s death;

(c)	where the Participant has died during the six months following the Bonus Date, the first anniversary of the Bonus Date;

(d)	unless the Participant has died, the expiry of six months following the date on which the Option became exercisable by virtue of Rule 7.1(d), 7.1(e), 7.1(f) or 7.1(g) above;

(e)	where an Option has become exercisable by virtue of Rule 7.1(h) above, the expiry of six months from the date on which the Option became so exercisable;

(f)	where an Option has become exercisable by virtue of Rule 7.1(i) above, the expiry of six months from the date on which the Option became so exercisable;

(g)	where an Option has become exercisable by virtue of Rule 7.1(j) above, the expiry of the period during which that person remains so bound or entitled to acquire Shares;

(h)	where an Option has become exercisable by virtue of Rule 7.1(k) above, the expiry of six months from the passing of the resolution;

(i)	subject to Rule 7.5, the Participant ceasing to be a director or employee of a Participating Company in circumstances in which the Option does not become exercisable;

(j)	the Participant being adjudicated bankrupt; or

(k)	the date on which the Participant gives notice or is deemed to give notice under the Savings Contract that the Participant intends to stop paying contributions under the Savings Contract.

7.3	This Rule 7.3 applies if:

(a)	One of the events referred to in Rule 7.1(h) to 7.1(j) forms part of an arrangement as a result of which the Company will be under the Control of another company; and

(b)	the persons who will own shares in the acquiring company immediately after the arrangement will be substantially the same, in the opinion of the Committee, as the persons who own Shares in the Company immediately before the arrangement (and for this purpose a corporate shareholder will be deemed to be the same person as its shareholders); and

(c)	Participants are offered an exchange of options in accordance with Rule 7.4.

In that case, notwithstanding the provisions of Rule 7.1, Participants may not exercise their Subsisting Options and, unless exchanged for substitute options in the acquiring company, such Subsisting Options shall lapse automatically on the expiry of two months from the occurrence of the earliest of any of the events referred to in this Rule 7.3.

7.4	(a) If any company (the “Acquiring Company”):

(i)	obtains Control of the Company as a result of making such an offer as is mentioned in Rule 7.1(h) above; or

(ii)	obtains Control of the Company in pursuance of a compromise or arrangement as is mentioned in Rule 7.1(i) above; or

(iii)	becomes bound or entitled to acquire all of the shares in the Company as is mentioned in Rule 7.1(j) above,

and the Acquiring Company agrees, the following provisions of this Rule 7.4 shall apply.

(b)	Any Participant may, pursuant to such agreement with the Acquiring Company, at any time within the Appropriate Period (as defined in Rule 7.4(c) below) release the Participant’s rights under the Plan (the “Old Rights”) in consideration for the grant to the Participant of rights (the “New Rights”) which are equivalent to the Old Rights (by virtue of satisfying paragraph 39(4) of Schedule 3) but which relate to shares in the Acquiring Company or a company which has Control of the Acquiring Company or a company which either is, or has Control of a company which is, a Member of a Consortium owning either the Acquiring Company or a company having Control of the Acquiring Company.

(c)	For the purposes of this Rule 7.4 the “Appropriate Period” means:

(i)	In a case falling within Rule 7.4(a)(i) the period of 6 months beginning with the time when the person making the offer has obtained Control of the Company and the offer has become effective;

(ii)	In a case falling within Rule 7.4(a)(ii), the period of 6 months beginning with the time when the compromise or arrangement becomes effective; and

(iii)	In a case falling within Rule 7.4(a)(iii), the period during which the Acquiring Company remains so bound or entitled as mentioned in that Rule.

(d)	The New Rights shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Rights and the relevant Rules shall, in relation to the New Rights, be construed as if references to “Company” and “Share” (whether directly or in definitions referred to or used in such Rules) were references to, or to shares in, the company to whose shares the New Rights relate but references to Participating Company shall continue to be construed as if references to the Company were references to MF Global Ltd.

(e)	Where in accordance with this Rule 7.4 Old Rights are released and New Rights granted, the New Rights shall not be exercisable by virtue of the event in relation to which the New Rights were granted.

7.5	If a Participant continues to be employed by a Participating Company after the date on which he reaches the Specified Age he may exercise his Subsisting Options within six months following that date provided that the exercise does not take place more than six months following the Bonus Date.

7.6	No person shall be treated for the purposes of this Rule 7 as ceasing to be employed by any Participating Company until that person is no longer employed by the Company, an associated company (within the meaning prescribed for such expression for the purposes of paragraph 35(3) of Schedule 3 by paragraph 35(4)) or a company of which the Company has Control PROVIDED THAT employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to cease ninety (90) days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

7.7	If, at the Bonus Date, a Participant holds an office or employment in a company which is not a Participating Company but which is an associated company of the Company (as defined by paragraph 47 of Schedule 3) or a company of which the Company has Control then the Participant may, subject to the other provisions of this Rule 7, exercise the Option at any time within six months following the Bonus Date.

7.8	No Option may be exercised by an individual at any time when the individual is, or by the personal representatives of an individual who at the date of death was, precluded by paragraph 11 of Schedule 3 from participating in the Plan.

7.9	No Option may be exercised at any time when the shares which may thereby be acquired are not Shares as defined in Rule 1.1.

7.10	An Option may not be exercised in respect of a greater number of Shares than the number which may be acquired with the sum obtained by way of repayment under the related Savings Contract.

8	Exercise Price

The Exercise Price shall be determined by the Committee on or before the date an invitation to participate in the Plan is issued and shall in no event be less than the greater of:

(a)	80 per cent of the Market Value of a Share on the day before the invitation is issued; or

(b)	the nominal value of a Share (if Shares are to be subscribed).

PROVIDED THAT in the event that the Exercise Price is proposed to be a pound (£) sterling price, the prevailing US ($) dollar to pound (£) sterling exchange rate on the date on which the Market Value of a Share is determined for the purposes of the Plan shall be applied in order to determine such Exercise Price.

9	Procedure for Exercise of Options

9.1	An Option shall be exercised by notice in writing (or by e-mail) addressed to the Company Secretary, in the form prescribed by the Committee from time to time, given to the Company by the Participant or, after his death, by his personal representatives, stating the number of Shares in respect of which the Option is being exercised and accompanied by a remittance for the full amount of the Exercise Price for the Shares in respect of which the notice is given (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant Option certificate and shall be effective on the date of receipt by the Company or its agent of the notice, the Option certificate and the appropriate remittance.

9.2	If an Option is exercised in part, it will lapse to the extent of the unexercised balance.

9.3	Within 30 days of receipt of a notice of exercise, the Option certificate and the appropriate remittance, the Board shall allot or procure the transfer of the Shares in respect of which the Option has been validly exercised to the Participant (or his nominee) or, after his death, to his personal representatives unless the Board considers that such allotment or transfer would not be lawful in the relevant jurisdiction.

9.4	For the avoidance of doubt, where Shares are allotted or transferred to a nominee the beneficial interest in them must vest in the person who exercised the Option.

9.5	For the purposes of Rules 7.10 and 9.1, any repayment under the Savings Contract shall exclude the repayment of any Monthly Contribution the due date for payment of which falls more than one month after the date on which repayment is made.

9.6	The exercise of any Option and issue of Shares under the Plan shall not be permitted unless such exercise and issuance complies with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

10	Rights of Shares and listing

10.1	Until Options are exercised, Participants shall have no voting or dividend rights in respect of Shares covered by their Options.

10.2	Shares allotted under the Plan shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of allotment and, in the case of a transfer of existing shares, the transferee shall not acquire any rights attaching to such shares by reference to a record date prior to the date of such transfer.

10.3	All allotments, issues and transfers of Shares are subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant is responsible for complying with any requirements to obtain or avoid the need for any such consent.

10.4	Any Shares acquired on the exercise of Options are subject to the Articles of Association of the Company from time to time.

10.5	Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant’s pensionable remuneration for the purposes of any pension plan or similar arrangement which may be operated by any Participating Company.

11	Variation of share capital

11.1	In the event of any capitalisation, consolidation, sub-division or reduction of the share capital of the Company and in respect of any discount element in any rights issue or any other variation in the share capital of the Company:

(a)	the number of Shares comprised in an Option;

(b)	their Exercise Price; and

(c)	where an Option has been exercised but no Shares have been allotted or transferred in satisfaction of such exercise, the number of Shares to be so allotted or transferred and their Exercise Price shall, subject to the prior approval of HM Revenue & Customs, be adjusted proportionately by the Committee and, subject to the approval of the Board (or a committee thereof), such adjustments shall be final, conclusive and binding for all purposes of the Plan.

11.2	The Company may take such steps as it considers necessary to notify Participants of any adjustment made under Rule 11.1 and to call in, cancel, endorse, issue or re-issue any Option certificate consequent upon such adjustment.

12	Amendments

12.1	The Rules may be amended in any respect by resolution of the Board provided that:

(a)	no amendment shall be made which would adversely affect any of the subsisting rights of Participants unless the Board shall have invited every relevant Participant to give an indication as to whether or not the relevant Participant approves the amendment and the amendment is approved by a majority of those Participants who have given such an indication except for, where such amendments or additions do not affect the basic principles of the Plan, any amendment or addition which the Board considers necessary or desirable in order to benefit the administration of the Plan, or comply with or take account of the provisions of any proposed or existing legislation, or take account of any of the events mentioned in Rule 7, or obtain or maintain favourable tax, exchange control or regulatory treatment; and

(b)	for so long as the Board determines that the Plan is to continue to be approved by HM Revenue & Customs under Schedule 3, no amendment to a key feature of the Plan, being a provision which is necessary in order to meet the requirements of Schedule 3 shall have effect until approved by HM Revenue & Customs (and if the Board determines that the Plan shall cease to be so approved, it shall, as soon as practicable, notify HM Revenue & Customs accordingly).

12.2	Written notice of any amendment to the Plan may be given to all Participants at the discretion of the Board.

13	General

13.1	The Plan shall commence on the Approval Date and shall (unless previously terminated by a resolution of the Board or a resolution of the Company in general Meeting) terminate upon the expiry of the period of ten years from such date. Upon termination (howsoever occurring) no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date thereof.

13.2	The Company will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Subsisting Options, taking account of any other obligations of the Company to issue Shares.

13.3	The Company may, to the extent lawful, provide funds to the trustee of any trust to enable the trust to acquire Shares to be held for the purposes of the Plan.

13.4	Save as otherwise provided in the Plan, any notice or communication to be given by the Company to any Eligible Employee or Participant may be given by electronic mail, personally delivered or sent by ordinary post to the person’s last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Participant concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

13.5	By participating in the Plan each Participant agrees to the holding of information about him by the Company and authorises the Company and its agents and advisers to use such information for the purposes of the Plan. Each Participant agrees that data concerning his participation may be processed by agents of the Company wherever located and where necessary transmitted outside of the UK and/or European Economic Area.

13.6	Any notice to be given to the Company may be given by electronic mail or delivered or sent to the Company at its registered office (or as the Company shall otherwise direct) and shall be effective upon receipt.

13.7	The Company shall have no obligation to notify Participants or their personal representatives (as the case may be) of the forthcoming lapse of an Option or, save as otherwise provided in the Plan, to provide other reports to Participants or their personal representatives (as the case may be) as to the status of their Options.

13.8	The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any adjustments, recapitalisations, reorganisations, reductions of capital, purchase or redemption of the Shares or other changes in the structure of the Company’s share capital or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act.

13.9	The Company shall not be responsible for obtaining any governmental, regulatory or other official consent that may be required in any country or jurisdiction in order to permit the grant of an Option to a particular Eligible Employee or the exercise of an Option by a particular Participant. The Eligible Employee or Participant (as the case may be) shall be responsible for obtaining any such consent and the Company shall not be responsible for any failure by any Eligible Employee or Participant to do so or for any tax or other liability to which a Participant may become subject as a result of participation in this Plan.

13.10	Notwithstanding any other provision of the Plan, the rights and obligations of a Participant under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of:

(a)	the termination of his office or employment with any company for any reason whatsoever—and whether lawful or unlawful; and/or

(b)	the exercise or failure to exercise any discretion conferred by the rules of the Plan insofar as those rights arise or may arise from ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of such termination. If necessary, the Participant’s terms of employment shall be varied accordingly.

13.11	To record the adoption of the Plan by the Board the Company has caused its authorized officer to execute the same.

13.12	The Plan and all Options granted under it shall be governed by and construed in accordance with English law and any dispute not resolved by mutual agreement between the parties to that dispute shall be subject to the exclusive jurisdiction of the English Courts.